EXHIBIT 10.1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECOND AMENDMENT TO DRUG DISCOVERY COLLABORATION AGREEMENT

THIS AMENDMENT NO. 2 (“Second Amendment”), effective as of October 1, 2005 (Amendment Date”), is entered into by and between Genentech, Inc., a Delaware corporation, having a principal place of business at 1 DNA Way, South San Francisco, California 94080 (“Genentech”) and Array BioPharma Inc., a Delaware corporation, having a principal place of business at 3200 Walnut Street, Boulder, Colorado 80301 (“Array”) (collectively, the “Parties” or individually, a “Party”).

WHEREAS, Genentech and Array entered into a Drug Discovery Collaboration Agreement, effective as of December 22, 2003, which was subsequently modified by a Letter Agreement, dated October 11, 2004, and amended by a First Amendment, dated May 20, 2005 (collectively, the “Agreement”).

WHEREAS, the Parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, the Parties agree as follows:

1.               This Second Amendment hereby amends and revises the Agreement to incorporate the terms and conditions set forth in this Second Amendment.  The relationship of the Parties shall continue to be governed by the terms of the Agreement, as amended.

2.               All capitalized terms used in this Second Amendment shall have the meanings defined in the Agreement unless otherwise defined herein.

3.               Section 1.55 of the Agreement is hereby amended and replaced in its entirety as follows:

“              1.55        “Research Term” means the period commencing on January 30, 2004 (the date that the Research Plan was Approved by the JRC) and ending on the first to occur of (a) termination of this Agreement by either Party under Article 10; or (b) [*].  Genentech has the right to extend the foregoing Research Term, in its sole discretion, for [*], upon written notice to Array at least six (6) months prior to the expiration of the Research Term.  Any such notice shall specify the number of [*] for which Genentech is extending the Research Term.”

4.               As of the Amendment Date, there are three (3) Collaboration Targets ([*], [*] and [*]) and Array is currently devoting, and Genentech is paying for, [*] to perform activities under the Research Plan ([*] for each Collaboration Target, pursuant to Section 2.7 of the Agreement, and an additional [*] that are [*] pursuant to the Letter Agreement, dated October 11, 2004).  As of the Amendment Date, pursuant to this Second Amendment, the number of [*] shall increase by an additional [*] (i.e., for a total of [*]).  As of January 1, 2006, the number of [*] shall further increase by an additional [*] (i.e., for a total of [*].  Beginning on January 1, 2006, and during the remainder of the Research Term, the JRC shall have the right, with the agreement of Array, to further increase the number of [*] devoted to performing activities under the Research Plan by up to an additional [*] (i.e., for a total of [*]).  Any of the [*] added pursuant to the provisions of this Second Amendment shall be [*], and Genentech shall have the right, upon two (2) months written notice to Array, to reduce the number of such additional [*].

5.               Section 6.2 of the Agreement is hereby amended and replaced in its entirety as follows:

“	6.2	[*]; Outsourcing.

(a) [*].

(b) [*]

6.               This Second Amendment and the Agreement constitute the entire agreement between the Parties in connection with the subject matter of this Second Amendment.  The Agreement, as herein amended, is and remains in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their respective duly authorized representatives as set forth below.

GENENTECH, INC.	ARRAY BIOPHARMA INC.

By:	By:

Name:	Name:

Title:	Title:

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